      As filed with the Securities and Exchange Commission on July 2, 2002

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               HENRY SCHEIN, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                         11-3136595
        (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)          Identification No.)

                                 135 Duryea Road
                            Melville, New York 11747
                                  631-843-5500
               (Address of principal executive offices) (Zip code)

                    HENRY SCHEIN, INC. 1994 STOCK OPTION PLAN
         HENRY SCHEIN, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
          HENRY SCHEIN, INC. 2001 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
                            (Full title of the plans)

                            Michael S. Ettinger, Esq.
                  Vice President, General Counsel and Secretary
                               Henry Schein, Inc.
                                 135 Duryea Road
                            Melville, New York 11747
                                  631-843-5500
                    (Name and address, and telephone number,
                   including area code, of agent for service)

                  ---------------------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                             Steve Kirshenbaum, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                  212-969-3000

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                Proposed maximum     Proposed maximum        Amount of
Title of securities         Amount to be         offering price     aggregate offering      Registration
to be registered            registered(1)         per share(2)           price(2)               Fee
------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01            1,725,000 shares           $43.55             $75,123,750           $6,911.39
============================================================================================================

     (1) Represents (i) 1,600,000 additional shares of the common stock, par value $.01 (the "Common Stock"), of Henry Schein, Inc. (the "Company") issuable upon the exercise of stock options that have been, or may be, granted under the Henry Schein, Inc. 1994 Stock Option Plan, as amended (the "1994 Plan"), pursuant to amendments to the Plan adopted at the Company's 2001 Annual Meeting of Stockholders, (ii) 100,000 shares of Common Stock issuable upon the exercise of options that have been, or may be, granted under the Henry Schein, Inc. 1996 Non-Employee Director Stock Option Plan (the "1996 Plan"), pursuant to amendments to the Plan adopted at the Company's 2002 Annual Meeting of Stockholders and (iii) 25,000 shares of Common Stock issuable upon the exercise of stock options that may be granted under the Henry Schein, Inc. 2001 Non-Employee Director Incentive Plan (the "2001 Plan").

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act, based on (i) the weighted average exercise price of $41.3073 with respect to an aggregate of 495,584 shares of Common Stock subject to outstanding options under the 1994 Plan, (ii) the weighted average exercise price of $29.7658 with respect to an aggregate of 55,000 shares of Common Stock subject to outstanding options under the 1996 Plan, (iii) the weighted average exercise price of $40.82 with respect to an aggregate of 25,000 shares of Common Stock subject to outstanding options under the 2002 Plan, and (iv) the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market on June 26, 2002, with respect to the 1,149,416 remaining shares of Common Stock being registered, none of which are subject to outstanding options under the 1994 Plan, the 1996 Plan or the 2001 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Henry Schein, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

                  (1) The Company's Annual Report filed on Form 10-K for the fiscal year ended December 29, 2001.

                  (2) The Company's Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2002.

                  (3) The description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A dated October 27, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article TENTH of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Amended and Restated Certificate of Incorporation also extends indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises.

         In addition, Article NINTH of the Company's Amended and Restated Certificate of Incorporation provides that no director shall be personally liable for any breach of fiduciary duty. Article NINTH does not eliminate a director's liability (i) for a breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts of intentional misconduct, (iii) under Section 174 of the Delaware General Corporation Law for unlawful declarations of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

  EXHIBIT NUMBER                      DESCRIPTION                                         LOCATION
        4.1           Amended and Restated Articles of                 Incorporated  by  reference  to Exhibit  3.1 to
                      Incorporation of the Company (the "Amended       the  Company's  Registration  Statement on Form
                      and Restated Articles")                          S-4 (Registration No. 333-30615)

        4.2           Amendment  dated  November  12, 1997 to the      Incorporated  by  reference  to Exhibit  3.3 to
                      Amended and Restated Articles                    the  Company's  Annual  Report on Form 10-K for
                                                                       the fiscal year ended December 27, 1997

        4.3           Amendment   dated  June  16,  1998  to  the      Incorporated  by  reference  to Exhibit  3.3 to
                      Amended and Restated Articles                    the  Company's  Registration  Statement on Form
                                                                       S-3 (Registration No. 333-59793)

       4.4            Amended and Restated  Bylaws of the Company      Incorporated  by  reference  to Exhibit  3.2 to
                      (the "Amended and Restated Bylaws")              the  Company's  Registration  Statement on Form
                                                                       S-4 (Registration No. 333-30615 )

       4.5            Amendments  to  the  Amended  and  Restated      Incorporated  by  reference  to Exhibit  3.5 to
                      Bylaws adopted July 15, 1997                     the  Company's  Registration  Statement on Form
                                                                       S-4 (Registration  No. 333-36081)


                                       2

        5             Opinion of Proskauer Rose LLP                    Filed herewith

       23.1           Consent of BDO Seidman, LLP                      Filed herewith

       23.2           Consent of Proskauer Rose LLP                    Included in Exhibit 5

        24            Powers of Attorney                               Included on Page II-5

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on July 2, 2002.

                                         HENRY SCHEIN, INC.


                                         By: /s/ Stanley M. Bergman
                                             ------------------------------
                                             Name:  Stanley M. Bergman
                                             Title: Chief Executive Officer
                                                    and President


                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stanley M. Bergman, Steven Paladino and Michael
S. Ettinger, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Henry Schein, Inc., and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURES                         TITLE                       DATE
   /s/ STANLEY M. BERGMAN       Chairman, Chief Executive              July 2, 2002
------------------------------  Officer, Director and President
   Stanley M. Bergman           (Principal Executive Officer)


   /s/ STEVEN PALADINO          Director, Executive Vice President     July 2, 2002
------------------------------  and Chief Financial Officer
   Steven Paladino              (Principal Financial Officer
                                and Principal Accounting Officer)

   /s/ JAMES P. BRESLAWSKI      Executive Vice President, President    July 2, 2002
------------------------------  US Dental and Director
   James P. Breslawski


                                       5

            SIGNATURES                         TITLE                          DATE
   /s/ GERALD A. BENJAMIN         Senior Vice President, Chief             July 2, 2002
--------------------------------  Administrative Officer and Director
   Gerald A. Benjamin


   /s/ LEONARD A. DAVID           Vice President - Human Resources,        July 2, 2002
--------------------------------  Special Counsel and Director
   Leonard A. David


   /s/ MARK E. MLOTEK             Senior Vice President - Corporate        July 2, 2002
--------------------------------  Business Development Group and Director
   Mark E. Mlotek

                                  Director
--------------------------------                                           July 2, 2002
   Barry Alperin

                                  Director
--------------------------------                                           July 2, 2002
   Pamela Joseph

                                  Director
--------------------------------                                           July 2, 2002
   Donald J. Kabat


   /s/ MARVIN H. SCHEIN           Director                                 July 2, 2002
--------------------------------
   Marvin H. Schein

                                  Director
--------------------------------                                           July 2, 2002
   Irving Shafran

                                  Director
--------------------------------                                           July 2, 2002
   Philip A. Laskawy

                                  Director
--------------------------------                                           July 2, 2002
   Norman S. Matthews


                                       6